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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        _______________________________

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 31, 1998


                        _______________________________


                               BMC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                              0-17136                           74-21226120
  (State or other jurisdiction        (Commission File Number)       (I.R.S. Employer  Identification No.)
of incorporation or organization)

                 2101 CITY WEST BOULEVARD
                 HOUSTON, TEXAS                                              77042-2827
        (Address of principal executive offices)                             (Zip code)

       Registrant's telephone number, including area code: (713) 918-8800


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Item 5.  Other Events.

         On February 2, 1998, BMC Software, Inc., a Delaware corporation ("BMC"), issued a press release announcing the execution of a definitive merger agreement dated January 31, 1998, providing for the acquisition of BGS Systems, Inc., a Massachusetts corporation ("BGS"), by BMC in a transaction valued at approximately $285 million. BMC will pay the equivalent of $45 in BMC common stock for each share of BGS common stock, using the average price per share of BMC common stock during a ten day trading period preceding the closing. The transaction is expected to close within 60 to 90 days, subject to BGS stockholder approval, regulatory approval and other customary closing conditions.

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         A registration statement relating to BMC's common stock has not yet been filed with the Securities and Exchange Commission (the "SEC"), nor has a proxy statement relating to the vote of BGS's stockholders on the merger been filed with the SEC. BMC's common stock may not be offered, nor may offers to acquire such stock be accepted, prior to the time such registration statement becomes effective. This report shall not constitute an offer to sell or the solicitation of any offer to buy any of BMC's common stock or any other security, and shall not constitute the solicitation of any vote with respect to the merger.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         99.1 Press Release of BMC Software, Inc. dated February 2, 1998 reporting on the execution of a definitive merger agreement dated January 31, 1998.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BMC SOFTWARE, INC.



Date: February 4, 1998             By:   /s/ M. BRINKLEY MORSE
                                      -------------------------------------
                                   Name:     M. Brinkley Morse
                                   Title:    Vice President




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                                 EXHIBIT INDEX

      Exhibit
      Number                              Description
      -------                             -----------
        99.1 Press Release of BMC Software, Inc. dated February 2, 1998 reporting on the execution of a definitive merger agreement dated January 31, 1998.